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                                                                      EXHIBIT 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements of Mercantile Bank Corporation on Form S-8 (Registration Nos. 333-75521 and 333-52620) of our report dated January 18, 2002 on the 2001 consolidated financial statements of Mercantile Bank Corporation, which report is included in the 2001 Annual Report on Form 10-K of Mercantile Bank Corporation.


                                   /s/ Crowe, Chizek and Company LLP
                                   ------------------------------------
                                   Crowe, Chizek and Company LLP

Grand Rapids, Michigan
March 4, 2002